Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-232318 on Form S-8 of our report dated March 25, 2020, relating to the financial statements and financial statement schedule of Grocery Outlet Holding Corp. appearing in this Annual Report on Form 10-K for the year ended December 28, 2019.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 25, 2020